UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 4, 2014

SAGA ENERGY, INC. (Exact name of registrant as specified in its chapter)

Florida	000-52692	65-0921319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

710 N. Post Oak Road Suite 550 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(214) 960-4742 Registrant’s telephone number, including area code

1509 East Chapman Ave, Orange, CA 92866
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On January 2, 2014, Saga Energy, Inc. (the “Company”, “we” or “us”) entered into a Share Exchange Agreement with Gulf E&P Ltd, a Texas corporation (“Gulf”) and its sole shareholder, K&M LLC, a Texas limited liability company beneficially owned and controlled by J. Michael Myers. Pursuant to the Share Exchange Agreement, which closed on January 4, 2014, the Company acquired 100% of the outstanding shares of common stock of Gulf (which became a wholly-owned subsidiary of the Company as a result of the transaction) in consideration for an aggregate of 50,000,000 shares of the Company’s common stock which were issued to K&M LLC.  The Share Exchange Agreement contains customary representations, warranties, covenants, and indemnity provisions for transactions of similar nature and size.

Concurrent with the closing of the Share Exchange Agreement, we changed our business focus to that of Gulf, oil and gas exploration and production.  Gulf owns certain properties in the Gulf of Mexico and focuses on offshore production.  The Company plans to disclose more information on Gulf and its operations in future filings with the Securities and Exchange Commission.

Pursuant to the Share Exchange Agreement, Mr. Myers, through his control of K&M LLC, obtained majority voting (50.5%) control over the Company.

The above description of the Share Exchange Agreement is not complete and is qualified in its entirety by the full text of the Share Exchange Agreement, a copy of which is attached hereto as Exhibit 2.1.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Effective January 4, 2014, in connection with the closing of the Share Exchange Agreement, we issued K&M LLC, which is controlled by J. Michael Myers, who became our Chief Executive Officer, Chief Financial Officer, President and Director as discussed below under Item 5.01, 50,000,000 shares of our common stock.

The issuance described above was exempt from registration pursuant to Section 4(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended since the foregoing issuance did not involve a public offering, the recipient took the securities for investment and not resale, we took appropriate measures to restrict transfer, and the recipient (a) was an “accredited investor”; (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act of 1933; and/or (c) was an officer and Director of the Company.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

Upon the closing of the Share Exchange Agreement, a change in control of the Company occurred and the control of the Company changed to J. Michael Myers, who, through his control and beneficial ownership of K&M LLC, beneficially owns 50,000,000 shares of common stock or 50.5% of our outstanding common stock.

Other than as described above, the Company has no knowledge of any other pending or anticipated changes of control.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Immediately upon the closing of the Share Exchange Agreement (a) Ilyas Chaudhary resigned as the President and Chief Executive Officer of the Company; (b) Ricardo Hsu resigned as the Chief Financial Officer of and as a member of the Board of Directors of the Company; and (c) Shingo Araki resigned as a member of the Board of Directors of the Company.  Effective at the same time, the Company’s remaining Director, Ilyas Chaudhary, appointed J. Michael Myers as Chairman of the Board and the Board of Directors appointed J. Michael Myers as Chief Executive Officer, interim President and interim Chief Financial Officer of the Company.  Additionally, Carla Petty continues to serve as the Secretary of the Company.

Mr. Myer’s biographical information is provided below:

J. Michael Myers, Age 65

Mr. Myers has served as the President and Chief Executive Officer of Gulf E&P Ltd, an oil and gas production company, which became our wholly-owned subsidiary as a result of the Share Exchange Agreement described above, since June 2013.  From June 2009 to May 2013, Mr. Myers served as President of Canyon E&P Co., an oil and gas production company.  From 2002 to 2007, Mr. Myers served as President of Capco Energy, Inc., an oil and gas production company.  From 1979 to 2002, Mr. Myers has served as the President or Vice President of numerous oil and gas production companies located in Texas, Louisiana, Oklahoma and Kansas. Mr. Myers obtained a Bachelor’s degree in Political Science from the University of Oklahoma in 1974.  From 2009 to 2013, Mr. Myers served as a member of the Board of Directors of Canyon E&P Co.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)             Financial statements of businesses acquired.

To be filed by amendment.

(b)             Pro forma financial information.

To be filed by amendment.

(d)             Exhibits.

Exhibit No.	Description

2.1	Share Exchange Agreement between the Company, Gulf E&P Ltd and the shareholders of Gulf E&P Ltd dated January 2, 2014

17.1	Resignation Letter of Ilyas Chaudhary

17.2	Resignation Letter of Ricardo Hsu

17.3	Resignation Letter of Shingo Araki

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 9, 2013	SAGA ENERGY, INC.

/s/ J. Michael Myers
	BY:	J. Michael Myers
	ITS:	President and Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description

2.1	Share Exchange Agreement between the Company, Gulf E&P Ltd and the shareholders of Gulf E&P Ltd dated January 2, 2014

17.1	Resignation Letter of Ilyas Chaudhary

17.2	Resignation Letter of Ricardo Hsu

17.3	Resignation Letter of Shingo Araki